UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2018

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

207 Goode Avenue Glendale, California	91203

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 29, 2018, Avery Dennison Corporation, a Delaware corporation (the “Company”), entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., Citigroup Global Markets Inc. and the other underwriters named in Schedule 2 therein, with respect to a registered public offering (the “Offering”) of $500 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2028 (the “Notes”).

The Notes were registered under the Company’s Registration Statement on Form S-3 (File No. 333-211029) and are being offered by means of the Company’s prospectus dated April 29, 2016, as supplemented by the prospectus supplement dated November 29, 2018.

The closing of the sale of the Notes is expected to occur on December 6, 2018, subject to the satisfaction of customary closing conditions.  The Notes will be issued pursuant to an indenture, dated as of November 20, 2007, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, to be supplemented by a fifth supplemental indenture, to be dated as of December 6, 2018, which will be filed with the Securities and Exchange Commission on a subsequent Current Report on Form 8-K.  The foregoing description of the underwriting agreement is qualified in its entirety by the underwriting agreement included as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated November 29, 2018, between Avery Dennison Corporation and the underwriters named therein.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated November 29, 2018, between Avery Dennison Corporation and the underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: December 3, 2018
	By:	/s/ Gregory S. Lovins
		Name:	Gregory S. Lovins
		Title:	Senior Vice President and Chief Financial Officer